Personal Trading Policy
April 4, 2014

BLACK ROCK

Personal Trading Policy
April 4, 2014

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Personal Trading Policy
April 4, 2014

1.	Introduction

This policy governs the personal trading and investments of all employees of BlackRock, Inc. and its subsidiaries (the “Firm”) globally. It should be read in conjunction with BlackRock’s other compliance policies, including its Code of Business Conduct and Ethics, Insider Trading Policy and Private Investment Policy.
As an employee, you must place the interests of our clients first and avoid transactions, activities and relationships that might interfere or appear to interfere with making decisions in the best interests of clients of the Firm. For example, you may not induce clients to purchase securities that you own to increase the value of that security. In addition, you must consider, when making a personal investment, whether that transaction may also be appropriate for a client.
Please refer to the Personal Trading Summary in Annex 2 for a reference guide to the Firm’s Personal Trading Policy. Any exceptions to this policy must be pre-approved by Legal and Compliance.

2.	Account Disclosure

2.1    Account Disclosure Required:

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You must disclose brokerage or other investment accounts, including private investments, trusts or investment clubs, in which you have direct or indirect influence or control (such as joint ownership, trading authorization or the authority to exercise investment discretion) or a direct or indirect beneficial ownership interest by entering them into the Personal Trading Assistant ("PTA") or in accordance with local procedures where PTA is not available or is not used to make these disclosures to the Firm.

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Subject to applicable law, this may include accounts for spouses and financially dependent children. A current list of jurisdictions in which you are required to disclose accounts for your spouse and financially dependent children is available on the BlackRock intranet at Global Personal Trading Policy FAQs.

2.2	Account Disclosure Not Required: You do not need to disclose accounts that can only hold the following types of investments:

•	Open-end Mutual Funds (except for BlackRock Open-end Mutual Funds domiciled in the US, which must be disclosed in PTA);

•	Direct obligations of national government issuers;

•	Certificates of deposit and commercial paper;

•	Money market funds, cash or cash equivalents;

•	Venture Capital Trusts/Enterprise Investment Schemes (EMEA); and/or

•	Bank Deposit Accounts.

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Personal Trading Policy
April 4, 2014

2.3    Initial Disclosure Requirements for New Employees

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Initial Holdings Certification: Within ten days of joining the Firm, you must provide your securities and futures holdings information, as well as account information for every account required to be disclosed in accordance with Section 2.1. You are required to complete this certification even if you have no accounts or holdings to report.

•	Current Information: The information you provide must be current as of 45 days prior to your commencing employment with the Firm.

3.	Approved Broker Requirements for all Accounts
You must conduct your personal trading through an approved broker. A current list of approved brokers by region is available on the BlackRock intranet via the Global Approved Broker Contact List.

3.1	Disclosing your Account Information: Except as noted in Section 2.2, all accounts must be disclosed in PTA or in accordance with local procedures where PTA is not available.

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If your broker does not submit reportable transactions and holdings information to the Firm via an electronic feed, you will be required to have duplicate statements and confirmations sent to the Firm. It is your obligation to ensure that the records are reported to the Firm.

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If you transact directly with the issuer in a direct stock purchase plan or Dividend Reinvestment Plan (“DRIP”), you must disclose the account information and the name of the transfer agent or bank that executes such transactions to the extent available.

3.2
BlackRock Open-end Funds Domiciled in the US: Shares of BlackRock Open-end Funds domiciled in the US must be held directly through the Fund, BNY Mellon, Merrill Lynch, Fidelity, Charles Schwab or UBS. Upon commencing employment, you must transfer any existing holdings of shares or units of BlackRock Funds into an account at one of these named brokers.

4.	Transaction Pre-Clearance Requirement

4.1
You must submit a pre-clearance request in PTA, or in accordance with local procedures where PTA is not available, and receive an approval before undertaking any personal investment transactions permitted under this policy, including purchases, sales, options exercises and gifts.

4.2
Pre-clearance approvals for market orders are only valid on the day the approval is received. Your order must be executed by the time the market on which the security is trading closes. Pre-clearance approvals for limit orders are valid for five business days, beginning on the day on which you receive pre-clearance approval.

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Personal Trading Policy
April 4, 2014

5.	Transactions Not Subject to Pre-Clearance
You are not required to obtain pre-clearance approval to transact in the following:

•	Open-end Mutual Funds, including shares or units of BlackRock Funds (except Taiwan SITE BlackRock funds which must be pre-cleared);

•	Purchases of BlackRock common stock under BlackRock’s Employee Stock Purchase Plan (However, note that sales must be pre-cleared);

•	Direct obligations of national government issuers;

•	Certificates of deposit and commercial paper;

•	Foreign exchange;

•	529 Plans, Direct Stock Purchase Plans and any securities purchased pursuant to a dividend reinvestment plan;

•	Securities issued by an exercise of rights to the holders of a class of securities;

•	Stock dividend, stock split or other similar corporate distribution;

•	Conversion of employee stock options (However, note that sales must be pre-cleared);

•	Permissible Futures Transactions; and/or

•	Managed Accounts (as defined below).

6.	Managed Accounts

6.1
You are not required to obtain pre-clearance approval with respect to transactions in a Managed Account as long as you obtain written confirmation from the manager, investment adviser or trustee managing your account that the account is managed on a discretionary basis and/or that you (or, if applicable, your spouse) do not exercise investment discretion or otherwise have direct or indirect influence or control over investment decisions. The manager’s written confirmation must be in a form acceptable to the Legal and Compliance Department.

6.2
investment Restrictions. The following investments are not permitted in Managed Accounts. It is your responsibility to communicate these investment restrictions to the manager, investment adviser, trustee or other fiduciary managing your account.

•	Investments in BlackRock, Inc. (BLK);

•	BlackRock Closed-end Funds domiciled in the US; and

•	BlackRock Open-end Funds domiciled in the US (unless held in a managed account at Merrill Lynch, Fidelity, Charles Schwab, UBS or directly through the transfer agent, BNY Mellon).

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6.3	Permitted Investments: All other securities, including BlackRock iShares ETFs and options, and futures are permitted in Managed Accounts.

7.	Prohibited Investments
You are prohibited from transacting in the following:

•	Initial Public Offerings except certain offerings directed or sponsored by BlackRock (as may be permitted by Legal and Compliance);

•	Repurchase Agreements;

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Personal Trading Policy
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•	Spread betting on financial instruments;

•	Contracts For Difference (“CFD”) (only prohibited in EMEA);

•	Options other than Permissible Options Transactions (as defined in Section 8.1); and/or

•	Futures other than Permissible Futures Transactions (as defined in Section 8.2).

8.	Permissible Options and Futures Transactions

8.1	Options. Subject to pre-clearance, you are permitted to engage in the following listed, exchange-traded options transactions:

•	Options on ETFs and Indices;

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Covered Calls - Selling call options against existing, long stock positions of companies included in the Standard & Poor’s 200 (“S&P 200”) and/or the Financial Times Stock Exchange 100 Index (“FTSE 100 Index”) (and any associated closing transaction); and/or

•	Protective Puts - Buying a put on existing, long stock positions of companies included in the S&P 200 and/or the FTSE 100 Index (and any associated closing transaction).

8.2	Futures. You are permitted to trade in the following futures:

•	Currency futures;

•	Futures on direct obligations of national government issuers;

•	Physical commodity futures; and/or

•	Futures on Indices.

9.	Blackout Periods - Trading Against Clients

9.1
Specific Knowledge Blackout Period: You may not trade in a security or futures contract at a time when you know of another’s intention to trade that same security or futures contract on behalf of a client.

9.2
Portfolio Manager - 7 Day Blackout Period: Portfolio Managers may not trade in a security or futures contract within 7 calendar days before or after the trade date of a transaction in that security or futures contract with respect to a client/fund account over which the Portfolio Manager has authority.

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Personal Trading Policy
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•	Portfolio Manager Definition: Any employee who has the authority to make investment decisions or direct trades on behalf of a client account/fund.

9.3
Portfolio Employee - 15 Day Blackout Period: Portfolio Employees may not trade in a security or futures contract that the Portfolio Employee is considering, or has considered and rejected for purchase or sale, for a client within the previous 15 calendar days of the trade unless pre-approval is obtained by Legal and Compliance in consultation with the employee’s supervisor

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Portfolio Employee Definition: Any Portfolio Manager or other employee who provides information or advice to a Portfolio Manager, helps execute a Portfolio Manager’s decisions, or directly supervises a Portfolio Manager, each with respect to a client account/fund.

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10.	Blackout Period Exemptions
Blackout period restrictions do not apply to the following transactions:

•	Transactions not subject to pre-clearance as identified in Section 5; and/or

•	Securities of a company included in the S&P 200 and the FTSE 100 Index.

11.	Ban on Short-Term Trading Profits
You may not profit from the purchase and sale, or the sale and purchase, of the same security within a 60 calendar day period. This restriction does not apply to the following transactions:

•	Transactions not subject to pre-clearance as identified in Section 5;

•	Securities of a company included in the S&P 200 and the FTSE 100 Index;

•	ETFs listed on Annex 1;

•	Permissible Options Transactions on ETFs listed in Annex 1 and securities of a company included in the S&P 200 and FTSE 100 Index; and/or

•	Transactions in BlackRock, Inc. (BLK) during open window periods and with prior pre-clearance approval. (Note, day trading is not permitted in BLK).

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12.	Private Investment Pre-Approval Process

12.1
Private Investment Questionnaire: Private investments (including hedge funds, private equity funds or private placements of securities) must be pre-approved by Legal and Compliance. To obtain approval, you must complete and submit a Private Investment Questionnaire to the alias on the questionnaire. You may make the private investment only after obtaining prior written approval from Legal and Compliance. Please consult the Private Investments Policy for additional details.

13.	Trading in BlackRock, Inc. (BLK)

13.1	Trading Window: You may only transfer, gift or trade (purchase, sell or exercise employee stock options on) BLK during open trading window periods. You will

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Personal Trading Policy
April 4, 2014

be notified of these window periods by an email notification sent by Legal and Compliance to all employees announcing the opening and closing date of the trading window.

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Pre-Clearance of BLK is required: Even during open trading windows, you are required to pre-clear all of your transactions in BlackRock, Inc. (BLK). This includes purchases, sales, option exercises and gifts.

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Pre-Clearance and BlackRock’s Employee Stock Purchase Plan (ESPP): You are required to pre-clear sales of BlackRock common stock from BlackRock’s ESPP (purchases in the ESPP do not require pre-clearance).

13.2    Restrictions on Trading in BlackRock, Inc. (BLK): You may not:

•	Trade in options or warrants on BLK;

•	Engage in any day trading (buying and selling the same security during one calendar day);

•	Engage in any short selling of BLK; and/or

•	Purchase any single-stock futures contracts on BLK.

14.	Insider Trading

You must comply with BlackRock's Insider Trading Policy at all times, including when conducting your personal trading. In addition, you must notify Legal and Compliance immediately if you receive or expect to receive material non-public information. Legal and Compliance will determine the restrictions, if any, that will apply to your communications and business activities while in possession of that information.

15.	Personal Trading Violations
Employee personal trading is subject to monitoring by the Firm. The Firm will determine on a case by case basis what remedial action should be taken in response to any violation. This may include requiring the employee to void or reverse a trade, the cost of which may be borne by the employee or owner of the account, or limiting an employee’s personal trading for some period of time.

16.	Annual Certification
You must certify annually that the account information (including securities and futures holdings) you have reported to the Firm is accurate.

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Personal Trading Policy
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Annex 1 - Exchange Traded Funds Exempt from Ban on Short-Term Trading Profits1

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Personal Trading Policy
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Annex 2 - Personal Trading Summary

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